UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )            May 22, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On May 22, 2008, FairPoint Communications, Inc. (the “Company”) will conduct its 2008 investor presentation.  A copy of that presentation is attached hereto as Exhibit 99.1 (the “Presentation”).

The Presentation contains EBTIDA and Adjusted EBITDA, which are non-GAAP financial measures.  EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used by financial analysts in evaluating the performance of companies, including communications companies.  In addition, certain financial covenants in the Company’s credit facility contain ratios based on EBITDA and the restricted payment and debt incurrence covenants in the indenture governing the Company’s 13 1/8% Senior Notes due 2018 are based on EBITDA.  Accordingly, management believes that EBITDA and Adjusted EBITDA may be useful in assessing the Company’s operating performance and ability to meet its debt service requirements.  Management also believes that these measures allow a standardized comparison between companies in the communications industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies.  The items excluded from EBITDA and Adjusted EBITDA are significant in assessing the Company’s operating results and liquidity.  EBITDA and Adjusted EBITDA (including pro forma presentations thereof) have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP.  Some of these limitations are:

•                  they do not reflect cash outlays for capital expenditures or contractual commitments;

•                  they do not reflect changes in, or cash requirements for, working capital;

•                  they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

•                  they do not reflect income tax expense or the cash necessary to pay income taxes;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA (including pro forma presentations thereof) do not reflect cash requirements for such replacements;

•                  they do not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of the Company’s ongoing operations; and

•                  other companies, including other companies in the Company’s industry, may calculate these measures differently than as presented in the Presentation, limiting their usefulness as a comparative measure.

Because of these limitations, EBITDA and Adjusted EBITDA (including pro forma presentations thereof) and the related ratios should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness.

A reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure is contained in the Presentation.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Presentation

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ John P. Crowley
		Name:	John P. Crowley
		Title:	Executive Vice President and Chief
Financial Officer

Date: May 22, 2008